SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: JANUARY 5, 1998
                                        ----------------
                        (Date of earliest event reported)



                                    IPI, INC.
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             (Exact name of registrant as specified in its charter)


              MINNESOTA                    0-23902                41-1449312
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(State or other jurisdiction of      Commission File No.      (I.R.S. Employer
incorporation or organization)                               Identification No.)


           15155 TECHNOLOGY DRIVE
             EDEN PRAIRIE, MN                                       55344
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    (Address of principal executive offices)                      (Zip Code)


                                 (612) 975-6200
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              (Registrant's telephone number, including area code)

Item 1.       Changes in Control of Registrant.

         On January 5, 1998, Jacobs Industries, Inc. ("JII") sold 1,608,500 shares (approximately 34%) of common stock, par value $.01 per share, of IPI, Inc. ("Common Stock") to Marshall Financial Group, Inc. ("Marshall"), and certain affiliates of Marshall, pursuant to an Option Agreement, Security Agreement and Buy-Sell Agreement, dated May 28, 1997 (the "Agreement") for a purchase price per share of $4.20 (which included the $.50 per share price paid by Marshall for the option right). In addition, concurrently with such sale, JII and Marshall each exercised an option agreement, on substantially the same terms, with Dorothy Galloway, wife of a former officer and director of IPI and the holder of approximately 6.7% of the Common Stock, for the purchase and sale of an aggregate of 158,544 shares of the Common Stock.

         The Galloway option agreements were exercised on substantially similar terms as the JII-Marshall option agreement. The price for the shares purchased pursuant to each option agreement was paid one-half in cash (less the cash paid in May 1997 for the option price) on January 5, 1998 and one-half in a promissory note of the purchaser, due and payable January 5, 1999 and bearing interest (payable quarterly) at 1% per annum in excess of the prime rate in effect from time to time at U.S. Bancorp. A portion of the shares purchased pursuant to the three option agreements are pledged to the seller to secure the respective promissory notes.

         In addition, Ms. Galloway sold her remaining 158,543 shares (approximately 3.3%) of Common Stock, for all cash at a per share price of $4.00, to Marshall, JII, their affiliates or affiliates of IPI.

         According to information provided to the shareholders of the Company in May 1997 by Marshall, Dennis M. Mathisen is the President, Chief Executive Officer and sole shareholder of Marshall. JII is owned 66.72% by Irwin Jacobs. Based on information provided to the Company, after completion of all transactions described above, JII owns 1,672,772 shares (approximately 35%) and Marshall and Mr. Mathisen own an aggregate of 1,601,044 shares (approximately 34%). In addition to the above shares, based on information provided to the Company, officers, directors and affiliates of Marshall own an additional 4% of the Common Stock and officers, directors and affiliates of the Company who are not affiliated with Marshall own an additional 9% of the Common Stock.

         Pursuant to the Agreement, JII and Marshall have entered into a buy-sell agreement, pursuant to which either party has the right to purchase certain shares owned by the other party, or to require the other party to purchase certain of its shares. The buy-sell agreement terminates upon mutual agreement of JII and Marshall. JII owns 1,672,772 shares subject to the buy-sell agreement, and Marshall owns 1,592,044 shares subject to the buy-sell agreement.

         On January 5, 1998, the Company issued a press release describing the above transactions.


Item 5.       Other Events.

         In December 1997, Thomas Galloway resigned as an officer and director of the Company. The Board of Directors elected Dennis M. Mathisen, President of Marshall, to fill such vacancy. The Compensation Committee and the Audit Committee are now currently composed of Howard Grodnick, Daniel Lindsay and Kenneth Roering. The current Board will serve until the annual shareholder meeting, to occur in April 1998.


Item 7 (c).   Exhibits.

   20         Press Release dated January 5, 1998.



                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  January 12, 1998              IPI, Inc.
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                                        Registrant



                                            By:  /s/ David Engel
                                               ---------------------------------
                                                 David Engel
                                                 Chief Financial Officer